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                                 Exhibit 10.34

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 29, 2000 by and between SUPERCONDUCTOR TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("Bank"), with reference to the following facts:

         A. Borrower and Bank are parties to that certain Credit Agreement dated as of June 18, 1999, by and between the Borrower and the Bank as amended by that certain First Amendment to Credit Agreement dated as of December 1, 1999, and as amended by that certain Second Amendment to Credit Agreement dated as of January 12, 2000, (as amended, the "Credit Agreement"). The Credit Agreement and all related and supporting documents collectively are referred to in this Amendment as the "Loan Documents."

         B. All preferred shares of the Borrower ("Preferred Shares") that were issued prior to the date hereof have been fully converted into common shares of Borrower ("Common Shares"), in accordance with the terms and provisions of certain agreements (the "Preferred Agreements") between Borrower and the holders ("Preferred Holders") of the Preferred Shares, with the result that the only equity securities of Borrower remaining issued and outstanding as of the date hereof are Common Shares. Borrower hereby represents and warrants the truth, accuracy and completeness of the immediately preceding sentence hereof.

         C. Borrower has requested a waiver of certain financial covenants, and Bank has agreed, upon the terms and conditions set forth herein, to provide such waiver.

         NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

         2. Waiver. To the extent that the existence of any provision contained in the Preferred Agreements entitling the Preferred Holders to cause the Borrower to redeem for cash all or any portion of the Preferred Shares from the Preferred Holders might have constituted, or given rise to, at any time prior to the date hereof, a default or breach of the Loan Documents by Borrower (including without limitation, a breach of or default under Sections 7.2.16, 7.2.18, and 7.2.19 of the Credit Agreement), Bank hereby waives any such default or breach. The above waiver is specific as to time and scope, and Bank does not waive any other right of Bank, or any other failure by Borrower to perform its Obligations under the Loan Documents, except for those expressly provided for herein.

         3. Conditions to Effectiveness of Amendment.

            This Amendment shall become effective, only upon receipt by the Bank of the following (each of which shall be in form and substance satisfactory to the Bank and its counsel):


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            (a) counterparts of this Amendment duly executed by Borrower and the
Bank;

            (b) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment; and

            (e) completion of such other matters and delivery of such other agreements, documents and certificates as Bank may reasonably request.

         4. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         6. All Other Terms Unchanged. Except to the extent expressly amended hereby, all other terms and conditions of the Loan Documents shall remain unchanged, and the parties hereby reaffirm all of their respective obligations under the Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SUPERCONDUCTOR TECHNOLOGIES, INC.


By:
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Title:
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PNC BANK, NATIONAL ASSOCIATION


By:
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Title:
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